As filed with the Securities and Exchange Commission on April 22, 2010
Registration No. 333-117626

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
QUALCOMM INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	95-3685934

(State or other jurisdiction	(I.R.S. employer identification no.)
of incorporation or organization)
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121
(Address of principal executive offices)
QUALCOMM INCORPORATED 1991 STOCK OPTION PLAN
QUALCOMM INCORPORATED 1998 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
QUALCOMM INCORPORATED 2001 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
(Full titles of the plans)
PAUL E. JACOBS
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
QUALCOMM INCORPORATED
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121
(Name and address of agent for service)
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one:)

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXHIBIT INDEX
SIGNATURE
EX-24

DEREGISTRATION OF SHARES
     Effective as of December 5, 2005, QUALCOMM Incorporated (the “Registrant”) adopted the QUALCOMM Incorporated 2006 Long-Term Incentive Plan, as amended (the “2006 LTIP”), which is the successor to the QUALCOMM Incorporated 1991 Stock Option Plan, the 1998 Non-Employee Directors’ Stock Option Plan and the 2001 Non-Employee Directors’ Stock Option Plan (the “Prior Plans”). This post-effective amendment to the Registrant’s Registration Statements on Form S-8 listed below (collectively, the “Prior Registration Statements”) is filed to deregister 298,384 shares previously registered under 1) the 1991 Stock Option Plan (274,484 shares), 2) the 1998 Non-Employee Directors’ Stock Option Plan (20,000 shares), and 3) the 2001 Non-Employee Directors’ Stock Option Plan (3,900 shares), for which the Registration Statements had remained in effect with respect to outstanding options previously granted under the Prior Plans. The 298,384 shares deregistered by this post-effective amendment will be registered by means of a Registration Statement on Form S-8 that will be filed simultaneously with this Registration Statement for the 2006 LTIP. The associated registration fees previously paid on these shares under the Prior Registration Statements are carried forward to cover the registration fee necessary to register shares issuable under the Registrant’s 2006 LTIP. The Prior Registration Statements will remain in effect to cover the potential exercise of outstanding stock options.

1.	Registration Statement No. 333-2754 filed March 25, 1996;

2.	Registration Statement No. 333-32013 filed July 24, 1997;

3.	Registration Statement No. 333-69457 filed December 22, 1998;

4.	Registration Statement No. 333-95291 filed January 24, 2000;

5.	Registration Statement No. 333-60484 filed May 8, 2001;

6.	Registration Statement No. 333-103497 filed February 28, 2003; and

7.	Registration Statement No. 333-117626 filed July 23, 2004.

EXHIBIT INDEX

24	Power of Attorney (filed herewith)

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statements with respect to the QUALCOMM Incorporated 1991 Stock Option Plan, the 1998 Non-Employee Directors’ Stock Option Plan and the 2001 Non-Employee Directors’ Stock Option Plan to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 22, 2010.

QUALCOMM Incorporated
By:	/s/ Paul E. Jacobs
Paul E. Jacobs, Chairman of the Board and Chief Executive Officer